UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

As previously announced, on March 10, 2014, Mattress Firm Holding Corp., a Delaware corporation (the “Company”), promoted Mr. Ken Murphy to the position of Chief Operating Officer of the Company, retroactively effective to the beginning of the Company’s 2014 fiscal year, January 29, 2014.  On August 4, 2014, the Company and Mattress Firm, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Murphy, effective January 29, 2014.  The term of Mr. Murphy’s employment agreement will continue until January 31, 2017, and for successive one year terms thereafter, unless terminated by either party upon three months prior written notice. Mr. Murphy’s compensation during the term of his employment, including base salary and any bonus compensation, will be determined by the compensation committee of the board of directors. The employment agreement is attached as Exhibit 10.1.

Pursuant to his employment agreement, except as described below, upon termination of Mr. Murphy’s employment and his execution of a release, he is entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Murphy participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, (c) twelve months’ salary continuation and (d) twelve months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).  Mr. Murphy will receive these same benefits in the event of a termination of his employment due to disability as well as continuation of disability insurance coverage to the extent necessary to continue benefits that Mr. Murphy became entitled to receive prior to the termination of his employment with the Company.

Pursuant to his employment agreement, if Mr. Murphy’s employment is terminated by the Company for Cause or by Mr. Murphy other than for Good Reason, he is only entitled to receive earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Murphy participates on his last day of employment.  “Cause” is defined to mean the employee’s (i) the employee’s dishonesty or bad faith in connection with the performance of his duties; (ii) a refusal or failure by the employee to use his best efforts to perform duties consistent with the office(s) held by him as requested by the Board of Directors of the Company which would not give rise to Good Reason and which is not cured within thirty (30) days after written notice is delivered by the Board of Directors of the Company to the employee; (iii) the employee’s conviction of a felony; (iv) the failure of the employee to notify the Board of Directors of any material relationships between him and/or any member of his immediate family with any person or entity with whom the Company or any of its subsidiaries has a material business relationship; or (v) a material breach of the provisions in the employment agreement relating to confidentiality, non-competition, non-solicitation and certain other matters.  “Good Reason” is defined to mean a demotion, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, or a material breach of the employment agreement by the Company, in each case, following a specified cure period.

In the event of a termination of employment due to Mr. Murphy’s death, his estate will be entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Murphy participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, and (c) twelve months’ salary continuation.

If Mr. Murphy’s employment is not renewed at the expiration of the then-current term by the Company, upon his execution of a release, he is entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Murphy participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, (c) nine months’ salary continuation and (d) nine months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).

Mr. Murphy has agreed to non-competition and non-solicitation obligations for twelve months following employment termination.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As stated above, on March 10, 2014, the Company promoted Mr. Murphy to the position of Chief Operating Officer of the Company, retroactively effective to the beginning of the Company’s 2014 fiscal year, January 29, 2014.  On August 4, 2014, the Company and Mattress Firm, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Murphy, effective January 29, 2014.

From January 15, 2012 until March 10, 2014, Mr. Murphy, age 38, served as the Company’s Executive Vice President, Sales and Operations.  He held various positions within the Company since 2005, including National Vice President of Sales, Director of Training and Recruiting, Vice President of Field and Talent Management and Regional Vice President of Sales. From 2003 to 2005, Mr. Murphy was as an account manager at Sealy Corporation. Mr. Murphy earned a Master of Education from the University of Pennsylvania and is an advisory board member for the Nelson Rusche College of Business at Stephen F. Austin State University, his alma mater.

For a description of the employment arrangement entered into with Mr. Murphy, please refer to the disclosure under Item 1.01 Entry into a Material Definitive Agreement above.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

10.1                        Employment Agreement dated August 4, 2014, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Kenneth E. Murphy III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: August 6, 2014	By:	/s/ Alex Weiss
Alex Weiss
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated August 4, 2014, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Kenneth E. Murphy III.